UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4320 Winfield Road, Suite 200

Warrenville, IL 60555

(Address of principal executive offices)

(978) 914-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 7, 2015, Sports Field Holdings, Inc. (the “Company”) issued an unsecured promissory note in the principal amount of $150,000 (the “Principal Amount”) to Glenn Tilley (the “Tilley Note”). The Tilley Note pays interest equal to 9% of the Principal Amount, payable in one lump sum.

On March 30, 2016, Glenn Tilley entered into a letter agreement whereby, effective as of February 1, 2016, Glenn Tilley waived any and all defaults that may or may not have occurred prior to the date thereof (the “First Waiver”). Pursuant to the First Waiver, the maturity date of the Tilley Note was extended to July 1, 2016, and the Principal Amount was increased to $163,500, accruing interest as of February 1, 2016 at a rate of 9% per annum, payable in one lump sum on the maturity date.

On October 21, 2016, Glenn Tilley entered into a letter agreement, whereby effective August 1, 2016, Glenn Tilley waived any and all defaults that may or may not have occurred prior to the date thereof (the “Second Waiver”). As consideration for entering into the Second Waiver, the Company issued Glenn Tilley 30,000 shares of the Company’s restricted common stock. As additional consideration for entering into the Second Waiver, the interest amount of $7,357.50 was added to the Principal Amount. As of August 1, 2016, the Principal Amount was $170,857.50. Pursuant to the Second Waiver, the maturity date of the Tilley Note was extended to January 1, 2017, accruing interest at a rate of 15% per annum, payable in one lump sum on the maturity date.

The Tilley Note is convertible into shares of the Company’s common stock at a conversion price of $1.00 per share through January 1, 2017, and after January 1, 2017, the Tilley Note is convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share or (ii) the volume-weighted average price for the last five trading days preceding the conversion date.

The above description of the Second Waiver does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Letter Agreement dated October 21, 2016

*filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: October 27, 2016	By:	/s/ Jeromy Olson
	Name:	Jeromy Olson
	Title:	Chief Executive Officer

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